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                                                                    EXHIBIT 5.1


                                FORM OF OPINION
                           OF SULLIVAN & CROMWELL LLP


                                                                      [ ], 2004




New Regions Financial Corporation,
      417 North 20th Street,
           Birmingham, Alabama 35202.

Ladies and Gentlemen:

         In connection with the registration under the Securities Act of 1933 (the "Act") of 507,671,237 shares (the "Shares") of Common Stock, par value $0.01 per share, of New Regions Financial Corporation, a Delaware corporation (the "Company"), we, as your special counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion, the Shares are duly authorized, and when the registration statement relating to the Shares (the "Registration Statement") has become effective under the Act, and the Shares have been duly issued and delivered in connection with the Agreement and Plan of Merger, dated as of January 22, 2004, by and between Union Planters Corporation, a Tennessee corporation ("Union Planters"), and Regions Financial Corporation, a Delaware corporation ("Regions"), as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware, and we are expressing no opinion as


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to the effect of the laws of any other jurisdiction.

         Also, we have relied as to certain matters on information obtained from public officials, officers of the Company, Union Planters and Regions, and other sources believed by us to be responsible.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                    Very truly yours,